UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2018

SITESTAR CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-27763	88-0397234
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1518 Willow Lawn Drive
Richmond, VA		23230
(Address of principal executive offices)		(Zip Code)

(434) 382-7366

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.Regulation FD Disclosure

Sitestar Corporation (“Sitestar” or the “Company”) today reported for the three hedge funds affiliated with its asset management subsidiary, Willow Oak Asset Management, LLC (“Willow Oak”), estimated, unaudited quarterly returns for the year ended December 31, 2017.

Hedge Funds

The following table shows estimated, unaudited net returns to fund investors by hedge fund:

	Estimated Quarter Ended March 31, 2017 (2)	Estimated Quarter Ended June 30, 2017 (2)	Estimated Quarter Ended September 30, 2017 (2)	Estimated Quarter Ended December 31, 2017 (2)
Net Returns (1)
Alluvial Fund, LP	5.1%	7.1%	7.4%	7.1%
Bonhoeffer Fund, LP (3)	N/A	N/A	0.6%	4.7%
Bridge Reid Fund I, LP (d.b.a. “Ironwood Capital Allocation Partners” or “Ironwood Fund”) (4)	N/A	N/A	8.1%	5.0%

(1)	Net returns reflect performance data after taking into account management fees and expenses borne by the above referenced funds, and incentive allocations, as applicable.
(2)

Quarterly performance data are based on management’s unaudited estimates, as of the date hereof, for performance of the above referenced funds for dates indicated. Such data may change upon completion of the year-end valuation procedures, and any such changes could be material.

(3)	Willow Oak’s wholly-owned subsidiary, Bonhoeffer Capital Management, LLC, launched Bonhoeffer Fund, LP on July 1, 2017.
(4)	Willow Oak and the general partner of Bridge Reid Fund I, LP (“Bridge Reid”) signed an agreement on May 11, 2017 whereby Bridge Reid became affiliated with Willow Oak.

* * *

This Current Report is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, unless expressly set forth as being incorporated by reference into such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITESTAR CORPORATION

(Registrant)

/s/ Steven L. Kiel

Steven L. Kiel

President & CEO

Date: February 13, 2018